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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-23465 of 3Com Corporation of our reports dated June 24, 1996 and August 22, 1996 appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1996. We also consent to the reference to us under the heading "Experts" in the Joint Proxy
Statement/Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


San Jose, California
April 24, 1997